Exhibit 10.15

JTC Corporation	Hotline	1800 568 7000
The JTC Summit	Main Line	(65) 6560 0056
8 Jurong Town Hall Road	Facsimile	(65) 6565 5301
Singapore 609434

Our Ref:	MLM-CMA-0972510
Allocation No:	7010061
Case No:	TBC

27 May 2025

OTSAW TECHNOLOGY PTE. LTD. 10 TAMPINES NORTH DRIVE 4 #01-03 JTC Space @ Tampines North SINGAPORE 528553	Offered Tenancy Period: 1 Jun 2025 to 31 May 2028

Action Required By: 9 June 2025

Dear Sirs

OFFER FOR TENANCY OF JTC PREMISES AT 10 TAMPINES NORTH DRIVE 4 #01-03 JTC SPACE @ TAMPINES NORTH SINGAPORE 528553 (“PREMISES”)

1.	Thank you for your interest in renting the Premises from us. This letter, together with the Attachment, comprises our offer to rent the Premises to you (“Offer”) for the period from 1 June 2025 to 31 May 2028 (“Term”).

2.	The terms of your Tenancy are in the Attachment.

3.	To accept our Offer, please do the following by 9 June 2025, or such other date as may be extended by us in writing:

Action Required for Acceptance
(a)	Prepare the Letter of Acceptance (format enclosed).
(b)	Complete, sign and return by post to us the duly completed and signed Letter of Acceptance, and all additional documents which we have listed in Attachment (Part 2) (if any).
(c)	Make full payment of the required sums (see payment breakdown and method in the Attachment (Part 1)).
(d)	It is compulsory for subsequent payments under the Tenancy to be paid by GIRO deduction.

For subsequent payments under the Tenancy to be paid by GIRO from your existing GIRO account 1900003108, please let us have your written confirmation (in the Letter of Acceptance) that all payments under the Tenancy are to be paid by GIRO from this account. Please ensure sufficient funds in your existing GIRO account and that your GIRO limit with your bank is sufficient.

Creating Tomorrow’s Industry Spaces	jtc.gov.sg

JTC Corporation	Hotline	1800 568 7000
The JTC Summit	Main Line	(65) 6560 0056
8 Jurong Town Hall Road	Facsimile	(65) 6565 5301
Singapore 609434

4.	There will be no Tenancy between us if we do not receive by 9 June 2025, or such other date as may be extended by us in writing -

(a)	your duly signed original Letter of Acceptance;

(b)	full payment;

(c)	your duly completed original GIRO authorisation form, or your written confirmation that all payments under the Tenancy are to be paid from your existing GIRO account with us; and

(d)	all additional documents which we have listed in Attachment (Part 2) (if any). In such event, all payments (except for the application deposit, which will be forfeited) will be refunded to you (without interest).

5.	Please login to JTC’s Customer Service Portal with Singpass to access your future monthly e-statements.

6.	If you have any queries, you may contact Kaelyn Ng at Kaelyn_NG@jtc.gov.sg.

Yours faithfully

/s/ Kaelyn Ng
(Signed)
Kaelyn Ng
Asst Manager
Precision Engineering Dept
Aerospace & Precision Engrg Cluster

Attachment:	Part 1:	Details
	Part 2:	Key Terms
	Part 3:	Special Terms
	Part 4:	Standard Terms

Creating Tomorrow’s Industry Spaces	jtc.gov.sg

Attachment (Part 1): Details

PART 1 (Details)

Premises	10 TAMPINES NORTH DRIVE 4 #01-03 JTC Space @ Tampines North SINGAPORE 528553
Term	1 June 2025 to 31 May 2028
Tenancy Commencement Date	1 June 2025
Rent per month (For clarity, the amounts in these rows exclude GST. GST is payable by you.)	1st Year	$16,577.40 at $10.34 per square metre per month of the Area
2nd Year
3rd Year
Service Charge per month (For clarity, the amount in this row excludes GST. GST is payable by you.)	$8,112.34 at $5.06 per square metre per month of the Area
Usage Charge per month (For clarity, the amount in this row excludes GST. GST is payable by you.)	Not Applicable
Other Charges per month (For clarity, the amount in this row excludes GST. GST is payable by you.)	Not Applicable
Security Deposit Amount (equivalent to 3.0 months’ fixed recurring charges)	$74,069.22
Reinstatement Deposit Amount	Not Applicable
Authorised Use	Office, Demo, Assembly and Repair of Robots
Estimated Area (“Area”)	1,603.23 m2
*Maximum Floor Loading *(Note: You must not exceed the Maximum Floor Loading and must ensure that the permitted load is evenly distributed.)	15 kN/m2
Other Terms and Conditions	See remaining Attachment

Page 1 of 2 [Details] (Apr 2025)

Attachment (Part 1): Details

Payment required for acceptance of Offer
	Amount ($)	GST at prevailing rate ($)
Rent for one month	16,577.40	1,491.97
Service Charge for one month	8,112.34	730.11
New Security Deposit Amount	74,069.22
LESS Existing Security Deposit Amount* *Any excess deposit under the existing tenancy will be used for payments under the Tenancy.	21,483.29
Stamp Duty	3,555.00
Sub-Total Payable (inclusive of GST at prevailing rate)	83,052.75
Less Application Deposit (if paid)	24,689.74
Total Amount Payable (inclusive of GST at prevailing rate)	58,363.01

Page 2 of 2 [Details] (Apr 2025)

Attachment (Part 2): Key Terms

PART 2 (Key Terms)

(The definitions in the Standard Terms apply to these Key Terms. The Standard Terms are at Attachment (Part 4) of the letter (“Letter”) attaching these Key Terms. If there is any inconsistency, the conditions in Attachment (Part 1) attached to the Letter take precedence over these Key Terms, and these Key Terms take precedence over the Special Terms (at Attachment (Part 3)) of the Letter.)

1.	“As is” basis

The Premises are rented to you on an “as is” basis. You must not exceed the Maximum Floor Loading and must ensure that the permitted load is distributed so as not to cause damage to the floor and structural support.

2.	Operations Commencement Date

You must commence business by the operations commencement date indicated below.

On Tenancy Commencement Date.

3.	Authorised Use

You must comply with the Authorised Use.

4.	Approvals

You must obtain all necessary approvals required for your business operations at the Premises and keep them in force throughout the Tenancy.

5.	Option to Renew

There is no Option to Renew.

6.	Rent, Service Charge and other payments

6.1	The Rent, Service Charge and all other charges (if any) payable by you are set out in Attachment (Part 1) (Details) of the letter attaching these Key Terms.

6.2	The Rent and Service Charge should be paid in advance without demand or deduction on the first day of each month of the Term. We are entitled, at any time and from time to time, to increase the Service Charge.

6.3	Mode of Payment

(a)	You must pay to us the Rent, Service Charge, Usage Charge (if any), any other charges (if any) and GST, by GIRO from your designated bank account. The Rent, Service Charge, Usage Charge (if any) and any other charges (if any) exclude GST. GST is payable by you.

(b)	If –

(b1)	you do not have any GIRO arrangement for payment of the amounts due to us; or

(b2)	at any time during the Tenancy, the GIRO payment is not effected, or the GIRO arrangement is discontinued for whatever reason (including in the event your designated bank account has any GIRO limit, or there are insufficient funds in your designated bank account), you must immediately pay to us –

(b3)	the amounts due to us by other electronic methods as indicated in our website at http://www.jtc.gov.sg; and

(b4)	an administrative fee based on our then prevailing policies. Please refer to our website at http://www.jtc.gov.sgfor the applicable fee.

6.4	[Not Used.]

Page 1 of 2 [Key Terms] (Apr 2025)

Attachment (Part 2): Key Terms

7.	[Not Used.]

8.	Security Deposit

The Security Deposit payable by you is set out in Attachment (Part 1) (Details), and must be maintained throughout the Term.

9.	Reinstatement Deposit

You must seek our consent if you wish to carry out any addition or alteration works at the Premises. A reinstatement deposit will be required for our consent which will be on such terms and conditions as we may impose.

10.	Early Termination by Written Notice

Either party may terminate the Tenancy by giving the other party not less than 3 months’ prior written notice, or paying the other party 3 months’ rent-in-lieu, without affecting any accrued rights or remedies of either party.

11.	Green Building Obligations

JTC is committed to environmental sustainability. We encourage you to adopt such measures as may be recommended by us for the Premises.

12.	Existing Outstanding Obligations

12.1	You remain liable –

(a)	to pay for all outstanding amounts due to us; and

(b)	to make good all other outstanding obligations,

under the existing tenancy, or any other earlier tenancy or tenancies of the Premises, by such time as required by us, failing which it will be a breach of Your Obligations entitling us to take such actions as required, including terminating the Tenancy and re-entering the Premises.

13.	[Not Used.]

14.	[Not Used.]

15.	Control Requirement

You agree not to, without our prior written consent, effect any change in the shareholding, constitution or membership of your company, sole-proprietorship or partnership. Consent may be granted subject to terms and conditions at our discretion. Where such change is needed pursuant to an order of court, you need only give us notice (with supporting documents) within 1 month of the change.

16.	[Not Used.]

17.	Guidelines

The following guidelines (which are subject to change from time to time) are applicable to you and can be found at http://www.jtc.gov.sg:

☒	Schedule of Statutory Controls for Flatted, Ramp-up and Stack-up Factory Customers

☒	Tenant’s Guide Book (at your respective Estate’s homepage) (where applicable)

Page 2 of 2 [Key Terms] (Apr 2025)

Attachment (Part 3): Special Terms

PART 3

Special Terms and Conditions

(The definitions in the Standard Terms apply to these Special Terms.)

1	Works relating to the Reinstatement Deposit

Not Used

2	Green Building Obligations

You must comply with the requirements in the attached Green Building Obligations Annex.

3	Technical and Other Requirements

You must comply with the requirements in the attached Technical and Other Requirements Annex.

ATTACHMENTS

☒	Green Building Obligations Annex (see clause 2 above)

☒	Technical and Other Requirements Annex (see clause 3 above)

Page 1 of 5 [Special Terms] (Apr 2025)

Attachment (Part 3): Special Terms

Special Terms and Conditions
Green Building Obligations Annex
+

(The definitions in the Standard Terms apply to these Special Terms.)

1	Green Building Obligations

1.1	You must co-operate with us to ensure that the Green Mark Certification (i.e. Green Mark GoldPlus) issued (or to be issued) by the Building and Construction Authority for the Building (“Green Mark Certification”) is not affected or hindered in any way by your action or inaction. This includes ensuring that all of the following (collectively, the “Green Building Obligations”) are complied with at your own cost and expense:

(a)	All water fittings used within the Property will be labeled 3-ticks under the mandatory Water Efficiency Labelling Scheme issued by the Public Utilities Board.

(b)	Only low volatile organic compounds (“VOC”) paints certified under the Singapore Green Labelling Scheme (“SGLS”) by the Singapore Environment Council, or an equivalent body, are used within the Property.

(c)	Only environmental friendly adhesives certified under the SGLS by the Singapore Environment Council, or an equivalent body, are used within the Property.

(d)	Only environmental friendly products certified by the Green Certification Bodies such as SGLS or Singapore Green Building Product Scheme (“SGBP”), are used within the Property.

(e)	Energy Efficiency

(e1)	Unitary Air Conditioning System [For Property without the provision of Water-Cooled Chilled-Water Plant]

For unitary air conditioning system, the minimum design system efficiency of COP of 4.51 or better performance than 0.78kW/RT for cooling load of less than 500 RT will be installed.

(e2)	Air Distribution System (For Mechanical Ventilation)

The overall efficiency of the air distribution system (with reference to Fan System Input Power) for the Premises will not exceed the following minimum efficiency requirements:

(e2.1)	0.294 W/CMH for fan motor greater than or equal to 4kW (Constant Volume type);

(e2.2)	0.17 W/CMH for fan systems with nameplate motor less than 4 kW.

(e3)	Artificial Lighting

(e3.1)	The design for the lighting system will have an improvement of at least 37% above the regulatory lighting efficiency baseline requirements stated in SS530-2006.

(e3.2)	As a result of the 37% improvement, the lighting power budget for the different occupied spaces will not exceed the following:

S. No.	Space Usage	Lighting Power Density (W/m2)
1	Factory	9.5

Page 2 of 5 [Special Terms] (Apr 2025)

Attachment (Part 3): Special Terms

(e4)	Day lighting control

Day lighting control for perimeter lighting with on-off switches and/or dimmable ballast is adopted within all parts of the Premises.

(e5)	Sub-meter

(e5.1)	The Premises is provided with sub–meter that will be linked to our Building Management System (BMS) for energy consumption monitoring. You must link all your energy consumption to the sub-meter and ensure that they are grouped to allow for tracking of energy based on the following:

(e5.1.1)	Lighting consumption;

(e5.1.2)	ACMV consumption; and

(e5.1.3)	Receptacles consumption.

(e5.2)	You will ensure that the sub-meters are maintained and calibrated according to the manufacturer’s requirements and at your own cost and expense.

(e6)	All recyclable wastes within the Premises will be segregated from non-recyclable wastes and disposed of in the designated bins provided in the Premises.

(e7)	All non-recyclable waste must be disposed of in the manner as prescribed by us.

(e8)	You will comply with such other requirements, or good industry practices, as we may notify you from time to time.

1.2	If, at any time and from time to time, any works are to be carried out within the Premises (including, without limitation, fitting-out works, addition and alteration works), then you must within 7 days after completion of such works, submit a declaration (in the format prescribed by us) confirming that such works have been completed in accordance with the relevant plans approved by us.

Page 3 of 5 [Special Terms] (Apr 2025)

Attachment (Part 3): Special Terms

Special Terms and Conditions

Technical and Other Requirements Annex

(The definitions in the Standard Terms apply to these Special Terms.)

1	Loading/Foundation

1.1	You must not exceed the maximum loading/floor loading capacity of:

(a)	3,000 kg in the cargo lifts in the Building. You are responsible for all loss and damage to the goods lift if caused, directly or indirectly, by you or any of Your Authorised Person;

(b)	15 kN/m2 for premises located on the 1st/2nd/3rd storey of the Building and 10 kN/m2 for premises located on the 4th to 9th storey of the Building; and

(c)	0.5 kN/m2 for all items mounted on the soffit of the slab, of which the prescribed maximum load includes ceiling and M&E services.

1.2	For installation of material handling system (crane), you will:

(a)	not exceed 2000kg for material handling system (crane) for premises located on level 1 and 2;

(b)	not exceed 1000kg for material handling system (crane) for premises located on the level 3 to level 9;

(c)	ensure that the crane beams will be supported by a steel corbel on the precast column. The anchoring system to support the steel corbel must not damage the precast column;

(d)	ensure that no hoisting crane is installed within the vibration controlled units from level 3 to level 9; and

(e)	check the headroom clearance prior to the installation of the hoisting crane. Minimum 2m headroom is required to comply with BCA code (C.3.2.1) and a ceiling height of 2.4m (C.3.3.1). The minimum operation/installation height of the hoisting crane should be advised by the hoisting crane specialist.

1.3	You must, after obtaining our prior written consent, provide suitable foundation for all machinery, equipment and installation at the Premises.

1.4	Subsidence

You accept the Premises with full knowledge that the ground floor slabs or production floor slabs are laid directly on the ground with services laid in the ground, and may settle, subside or crack in the event that the ground in, on or around the Premises or the Building consolidates in the course of time.

2	Additional Conditions

2.1	Mechanical & Electrical (M&E) Installation

(a)	The maximum electrical loading for premises on:

(a1)	level 3 is 150 amps;

(a2)	level 4 to 9 is 100 amps; and

(a3)	land based is between 600 to 800 amps.

(b)	Subject to our prior written consent, you may increase the electrical loading for the Premises and provide a suitable foundation for the necessary equipment and installation at the Premises at your own cost.

Page 4 of 5 [Special Terms] (Apr 2025)

Attachment (Part 3): Special Terms

(c)	You must accept the possibility of a power disruption when other lessee/tenant’s unit power connection to the common sub-board is being carried out.

(d)	In the event renovation works affect the existing outdoor lightning conductor system, you must first seek our Qualified Person (“QP”)’s certification prior to the commencement of the works.

(e)	You must engage our QP’s verification on the M&E services prior to the commencement of any alteration works.

(f)	You must locate the PUB sub-meter at the space provided at the common water riser and liaise with PUB Water & Supply Network Department separately for the PUB water sub-meter installation.

(g)	You agree not to permit any chemical or oil drainage through the floor traps provided at any unit.

(h)	We reserve the right to approve the usage of the exhaust through the common exhaust riser.

2.2	Car-park

(a)	You must comply with the following restrictions for the use of the ramps at the Car-Park (as defined in the Standard Terms):

(a1)	maximum laden weight not exceeding 3.5 tons;

(a2)	maximum width not exceeding 3.65 metres;

(a3)	vehicle length not exceeding those classified under Class 3 vehicles; and

(a4)	vehicle height not exceeding 2.1 metres.

(b)	Season Parking

(b1)	Season parking tickets for car parking lots within the Estate can be purchased online via our website at http://www.jtc.gov.sg.

(b2)	Please note that the number of season parking tickets(s) that can be purchased by you will depend on eligibility rules set out by us.

2.3	Fire Protection

You will ensure that:

(a)	Fire Access Panels (FAP) at all levels will not be obstructed at all times. In any case your fitting out arrangement may require relocating the designated FAP location(s), you are obliged to consult the Singapore Civil Defense Force (FSSD) or the relevant Authorities and obtain the Authorities’ approval(s) prior to implementation.

(b)	Designated fire access path and retractable ladder access to 4th Storey from the outdoor Additional Production Space at the 3rd Storey will not be obstructed at all times. Railing along the designated fire access path will not be removed at all times. In cases where fitting out arrangements may require relocating the designated fire access path(s) and retractable ladder access to the 4th Storey, you are required to consult the Singapore Civil Defense Force (FSSD) or the relevant Authorities and obtain the Authorities’ approval(s) prior to implementation.

2.4	Open Yards on 1st and 3rd Storey

(a)	In any case your fitting out arrangement may require sheltering the open yard, the shelter must not obstruct the fire engine access. You are obliged to consult the Singapore Civil Defense Force (FSSD) or the relevant Authorities and obtain the Authorities’ approval(s) prior to implementation.

(b)	You must also seek our approval for any additional shelter to open yard space on 1st and 3rd storey.

Page 5 of 5 [Special Terms] (Apr 2025)

Attachment (Part 4): Standard Terms

PART 4

Standard Terms and Conditions
(Space)

1	Definitions and Interpretation

1.1	In the Tenancy, the words and phrases below have the following meanings, unless the context requires otherwise:

“Authorities” - All relevant government and statutory authorities;

“Building” - The building (including all common areas, other premises and our fixtures and fittings) in which the Premises are located, and includes any part thereof;

“Car-Park” - All parking lots, roads, ramps and loading bays within the Estate, including any electronic or other parking systems;

“Estate” - The estate in which the Building is located, (including the Car-Park, all structures and all Utility Facilities whether located above or below ground) and any part of it;

“Event of Insolvency” - Includes your inability to pay debts, the presentation of a bankruptcy application against you, your entry into liquidation whether compulsory or voluntary (except for the purpose of reconstruction or amalgamation with our prior consent), the making of a proposal by you to creditors for composition in satisfaction of debts or a scheme of arrangement, or the appointment of a receiver, trustee or liquidator in respect of your property;

“Law”- All laws, statutes, legislation, by-laws, rules, orders, regulations, directions, orders, notices and requirements of the Authorities currently in force or which may be in force in future;

“Loss”- All actions, claims, summonses, judgements, orders, charges, demands, losses, damages, injuries, death, liabilities, penalties, proceedings, costs, expenses and inconvenience, of any kind and howsoever caused. For clarity, “Loss” includes loss of rent and service charge during the period required by us to carry out and complete the works to make good your default, including your default in reinstating the Premises to the standard required under the Tenancy;

“Maximum Electricity Load” - The maximum electricity load permitted by the Authorities or us;

“Offer” - our offer for the Tenancy of the Premises, which includes the attachments referred to in our offer;

“Our Authorised Person”- Each of our employees and authorised representatives;

“Premises” - As defined in the Tenancy, and includes any part of it. If there is more than one unit comprised in the “Premises”, then the term “Premises” refers to each of the units comprised in the Building, including any part of each such unit. “Premises” also includes all our fixtures and fittings therein;

“Refurbishment Works” - As defined in Clause 3.2(d) of these Standard Terms;

“Security Deposit” - As defined in the Tenancy. If there are 2 or more Security Deposit amounts stated in the Offer, the term “Security Deposit” shall refer to the total of such amounts;

“Security Deposit Amount”- As defined in Clause 4.3(f) of these Standard Terms;

“Service Charge” - As defined in the Tenancy, and includes the Service Charge as revised by us; “Special Terms” - The Special Terms and Conditions attached to the Offer;

“Standard Terms” - These Standard Terms and Conditions;

“Take-Over Item” - As defined in Clause 4.10 of these Standard Terms;

Page 1 of 10 [Standard Terms – Space] (Apr 2025)

Attachment (Part 4): Standard Terms

“Tenancy” – Our Offer and your acceptance. For clarity, at the end of the Tenancy, the Term also ends and vice versa;

“Usage Charge” - As defined in the Tenancy, and includes all charges for additional services and facilities referred to in Clause 4.5(a) of these Standard Terms and Usage Charges as revised by us;

“Utility Facilities” - The term includes sewers, drains, pipes, channels, wires, cables, ducts and other conduits above and below ground level, and the term “fittings” includes Utility Facilities;

“We”, “our” or “us” - Jurong Town Corporation (also known as “JTC Corporation”) incorporated under the Jurong Town Corporation Act 1968, its successors-in-title, and assigns;

“Works” - works as stipulated by us in the Offer.

“You” or “your” - The person to whom the Offer is issued, and includes his personal representatives, successors-in-title, and permitted assigns (if any);

“Your Authorised Person” - Each of your employees, agents, independent contractors, occupiers, visitors and all others under your control;

“Your Items” - Each of your machinery, fixtures, fittings, structures, installations, chattels, things and goods under your control including each Take-Over Item; and

“Your Obligations” - The terms, conditions, obligations and undertakings to be complied with by you under the Tenancy, including all conditions imposed by us in any consent or approval.

1.2	Other capitalized terms are defined in these Standard Terms, the Special Terms or the Offer (including, for clarity, the other attachments referred to in the Offer).

1.3	Words importing the singular include the plural and vice versa. Words importing the masculine, feminine or neuter genders are used interchangeably. Words denoting natural persons include corporations and firms and vice versa. Headings are for ease of reference only.

1.4	When our consent or approval is required, the consent or approval may or may not be given. If it is given, it must be in writing and on such terms and conditions as may be imposed by us, including payment of monies, and the restrictions in Section 17 of the Conveyancing and Law of Property Act 1886 will not apply.

1.5	Reference to a specific statute includes all its rules and regulations and all changes made to it from time to time.

1.6	Reference to “include” or “including” is to be construed as “include (without limitation)” or “including (without limitation)”.

1.7	All Your Obligations are binding on all of you jointly and severally. You must comply with all Your Obligations at your own cost and expense, and to our satisfaction. If you are required to comply with any provision of the Tenancy, then you must ensure and procure that Your Authorised Person complies with such provision.

1.8	No exercise of any one right or remedy under the Tenancy, at Law or in equity, (unless otherwise provided in the Tenancy, at Law or in equity) will prevent the exercise of any other right or remedy. When we exercise our rights to enter or inspect the Premises, we and Our Authorised Person are entitled to bring workmen and equipment onto the Premises.

1.9	If there is any inconsistency between the Special Terms and these Standard Terms, the Special Terms take precedence over these Standard Terms.

Page 2 of 10 [Standard Terms – Space] (Apr 2025)

Attachment (Part 4): Standard Terms

2	Our Obligations

2.1	If you comply with all Your Obligations, you may have quiet enjoyment of the Premises during the Term without any interruption from us, except as provided in the Tenancy.

3	Easements and Reservations

3.1	During the Tenancy, you are entitled to the following if you comply with all Your Obligations:

(a)	right to use the common corridors, toilets, stairs and lifts in the Building and the Estate in common with all persons authorised by us; and

(b)	right to use the Utility Facilities located within the Building and the Estate for running of water, electricity, gas and telecommunications facilities to and from the Premises.

3.2	We and persons authorised by us also enjoy the rights listed in Clause 3.1 and the following:

(a)	right to use the Utility Facilities located within the Premises, Building and the Estate for running of water, electricity, gas and telecommunication and to lay, install, make connections with, maintain, repair, renew, restore, alter or remove them for the purpose of or in connection with these rights;

(b)	all other easements and ancillary rights as set out or implied in the Land Titles Act 1993;

(c)	right of support and protection for the benefit of all other parts of the Building and the Estate; and

(d)	right to redevelop, refurbish, alter, repair, maintain or in any way deal with, use or let the Building or the Estate, as we require, even if your right of access to light or air to the Premises or any other easements, may be affected, whether temporarily or otherwise (“Refurbishment Works”).

4	Your Obligations Condition of Premises

4.1	You agree to accept the Premises on an “as is” basis, including all defects (latent, inherent or otherwise), and be deemed to have full notice and knowledge of the state and condition of the Premises.

Payments

4.2	(a)	You agree to pay to us, the Rent, Service Charge, Usage Charge, Goods and Services Tax (“GST”) at the prevailing rate, and all other sums due, in full and without any demand or deduction.

(b)	We are entitled by notice, at any time, to revise the Service Charge, Usage Charge and other charges (if any). Such revisions will apply to you with effect from the date stated in the notice. If the Service Charge is increased, you will immediately top-up the Security Deposit held by us, such that the Security Deposit is maintained at the revised Security Deposit Amount throughout the Term.

4.3	(a)	You agree to pay to us, a Security Deposit for the Security Deposit Amount, and maintain it at the Security Deposit Amount throughout the Term, as security for the performance of Your Obligations, and against any damage caused to any of our property by you or Your Authorised Person.

(b)	We are entitled (but not obliged) to deduct from the Security Deposit, or (if the Security Deposit is in the form of a guarantee acceptable to us) make claims on such guarantee, for payment of unpaid sums or making good any Loss sustained by us in relation to any breach of Your Obligations. If the Security Deposit is insufficient, we are entitled to claim the difference from you.

(c)	You agree to pay to us on demand, a sum equal to the amount deducted, or claimed, by us under sub-Clause (b) above, such that the Security Deposit is maintained at the Security Deposit Amount throughout the Term.

Page 3 of 10 [Standard Terms – Space] (Apr 2025)

Attachment (Part 4): Standard Terms

(d)	The Security Deposit (less deductions authorised under the Tenancy or Law) will be refunded to you (without interest) after the end of the Term.

(e)	[Not Used.]

(f)	In the Tenancy, the term “Security Deposit Amount” refers to an amount equivalent to the total of 6 months’ fixed recurring charges, unless we agree to a lower amount.

4.4	(a)	You agree to pay to us a Reinstatement Deposit in accordance with the Offer.

(b)	We are entitled (but not obliged) to utilise and deduct the Reinstatement Deposit (or part thereof), or (if the Reinstatement Deposit is in the form of a guarantee acceptable to us) make claims on such guarantee, for payment of such sums deemed necessary by us to reinstate the Premises in accordance with Your Obligations on reinstatement. If the Reinstatement Deposit is insufficient, we are entitled to claim the difference from you (including making a deduction from the Security Deposit).

(c)	The Reinstatement Deposit (less authorised deductions under the Tenancy or Law) will be returned to you (without interest) after the end of the Term.

4.5	You agree to pay to us the following:

(a)	charges for all additional services and facilities provided by us including air-conditioning at the Premises outside the hours, or exceeding the number of hours stipulated by us, emergency power supply and connection charges and additional power supply in excess of the stipulated usage;

(b)	interest at the rate of 8.5% per annum, or such other rate determined by us, for all unpaid sums from the due date until payment in full is received by us;

(c)	if you withdraw from the Tenancy before the Tenancy Commencement Date, a sum equal to the prevailing market rent payable from the Possession Date up to the date the obligations under Clause 7 are satisfied, without affecting our rights and remedies under the Tenancy or at Law;

(d)	if the Tenancy is for 3 years or less, any increase in property tax imposed by the Authorities due to any increase in the annual value or the applicable rate of property tax, in the proportion attributable to the Premises as determined by us; and

(e)	legal fees, stamp duty and disbursements incurred in preparation of the Tenancy documents, and the legal fees relating to enforcement of Your Obligations on a full indemnity basis.

4.6	Where the Term is for more than 3 years, you will pay to the Authorities the property tax imposed by the Authorities in respect of the Premises.

Maintenance and Occupation

4.7	You agree to:

(a)	maintain and keep the Premises, and all items serving the Premises as stipulated by us from time to time, in good and tenantable repair and condition (fair wear and tear excepted);

(b)	remove, within or outside your Premises, all such items, and cease all such activities, which may pose a danger, cause obstruction or other disturbances, or to enable us to exercise our rights under the Tenancy, as required by us or the Authorities;

(c)	contain and dispose of all waste, including pollutants and contaminants in accordance with our requirements.

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Attachment (Part 4): Standard Terms

4.8	You agree not to:

(a)	sublet, grant a licence, encumber or otherwise part with or share possession or occupation of the Premises or any part of it, or transfer, assign, charge, create a trust or agency over the Tenancy;

(b)	do anything within the Premises or the Estate which in our view may be or may become a nuisance, annoyance or cause damage or inconvenience to the business or quiet enjoyment of any neighbouring premises;

(c)	exceed the Maximum Floor Loading and ensure that the permitted load is evenly distributed;

(d)	do anything which affects the structure or safety of the Building or which may delay or prevent the issuance of the Certificate of Statutory Completion;

(e)	exceed the Maximum Electricity Load or interfere in any manner with the existing electrical design load, wirings, apparatus, fixtures or fittings in the Premises, Building or Estate;

(f)	install or use any item that may cause heavy power surge, high frequency voltage or current, noise, vibration or any electrical or mechanical interference or disturbance which may disrupt any communication, electronic or similar system or any operations within the Estate;

(g)	use the Car-Park (if any) within the Premises to store goods, equipment or containers;

(h)	place anything beyond the boundaries of the Premises, or obstruct any common areas of the Building or Estate;

(i)	keep any animal at the Premises;

(j)	tap or use any utilities from any source/supply that is not arranged and paid by you;

(k)	permit any person to sleep or reside in the Premises, temporarily or otherwise;

(l)	use the name of the Building or the Estate, as part of your trade or business name;

(m)	use or occupy the Premises for any purpose other than for the Authorised Use;

(n)	use the Premises for any illegal or immoral purpose;

(o)	without our prior consent –

(o1)	carry out any additions or alterations works of whatever nature, or remove or install any fixtures or fittings at the Premises, including the internal partitioning, the external appearance of the Premises, doors, windows, grilles and walls;

(o2)	display any sign on the exterior of the Premises except for your name in such place and manner approved by us;

(o3)	bring into the Premises, Building or Estate, any bio-hazardous, corrosive, radioactive, flammable or other dangerous items;

(o4)	make any application for conversion under Part IV of the Limited Liability Partnerships Act 2005; and

(o5)	do any act (including pass resolutions) which may result in the issue of a notice of amalgamation under Part VII of the Companies Act 1967 which may cause the Premises, or Tenancy, to be transferred to or vested in any amalgamated entity.

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Attachment (Part 4): Standard Terms

4.9	You agree to immediately inform us if there is any damage to the Premises, Building or Estate caused (directly or indirectly) by you or Your Authorised Person, and to restore the damage to our satisfaction, within the time stipulated by us.

4.10	If you took over the fixtures, fittings, additions and alterations installed by another person (each a “Take-Over Item”), you must comply with our requirements and obtain the Authorities’ approvals for each Take-Over Item. If the Authorities’ approval is not obtained for such Take-Over Item, you must remove the Take-Over Item, within the time stipulated by us.

4.11	You agree to:

(a)	insure all Your Items (including all Take-Over Items) and (at your discretion) take such other insurance (including public liability insurance) against all Loss;

(b)	not do anything that will affect any insurance effected in respect of the Premises, Building or Estate, or cause such insurance to become void or voidable; and

(c)	produce to us on demand the insurance policy and receipts of premium payment.

4.12	(a)	If the Premises are damaged/destroyed by fire, act of God or other cause beyond both parties’ control so as to render the Premises unfit for occupation or use, the Rent, Service Charge and Usage Charge or a fair and just proportion of these sums shall be suspended until the Premises are rendered fit for occupation and use.

(b)	If the Premises continue to be unfit for occupation or use for more than 90 days after the first day of damage/destruction, then either party may, after the 90-day period, give to the other party a written notice to terminate the Tenancy within 1 month from the date of such notice, without affecting any accrued rights or remedies of either party.

(c)	For clarity, this Clause does not apply to you if the damage/destruction is caused, directly or indirectly, by you or Your Authorised Person.

5	Compliance with Law and Regulations

5.1	You agree to comply with:

(a)	the Law relating to Your Obligations and anything done at the Premises or the Estate;

(b)	all requirements of the Authorities (including fire safety, exit lighting, exit sign, emergency lightings and ancillary use of floor space i.e. URA’s “60/40 Rule”). Some of these requirements are in the Schedule of Statutory Controls referred to in the Offer; and

(c)	all our parking and other rules and regulations, made and amended from time to time, relating to the Building and the Estate.

6	Access to Premises

6.1	You agree to permit us and Our Authorised Person to enter the Premises at reasonable times (and at any time during emergencies) to:

(a)	inspect the state of the Premises and the Building, and take inventory of Your Items;

(b)	carry out Refurbishment Works, maintenance, repairs or other works to or in connection with the Premises or Building, as we consider fit;

(c)	verify compliance with Your Obligations; and

(d)	exercise any other rights granted to us under the Tenancy.

Further, in the event we and our Authorised Person, by written notice, request to enter the Premises for the purposes of investigating unauthorised subletting or any other unlawful activities, you must permit us entry immediately or upon such date and time requested by us.

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Attachment (Part 4): Standard Terms

6.2	You agree to permit our prospective tenants to enter and view the Premises, by prior appointment and at reasonable times, during the last 6 months of the Tenancy.

7	Expiry of Term and Reinstatement

7.1	At the end of the Term, by expiry or otherwise (including withdrawal from the Tenancy (under Clause 4.5(c) of these Standard Terms) and termination (under Clause 4.12 of these Standard Terms)), you agree to:

(a)	deliver up the Premises to us in good and tenantable repair and condition;

(b)	unless otherwise required by us in writing, to remove all fixtures, fittings, additions and alterations installed by you, each Take-Over Item, make good all damage due to such removal, and reinstate the Premises to our requirements (including completing the Works (if any) stipulated in the Offer); and

(c)	if required by us, to carry out decontamination works, and to paint the Premises.

7.2	(a)	If you leave behind any item or any rubbish or discarded articles, and do not remove them within 14 days after our written request, we may sell, deal with or dispose the item as we think fit.

(b)	It is deemed that the item belongs to you absolutely, and you must indemnify us against all claims made by a third party whose item has been sold or disposed of by us in good faith (which is presumed unless the contrary is proven).

(c)	The proceeds will be used to offset all Loss incurred by us (including loss of rent and service charge) for the period during which the item is not removed from the Premises. Any balance proceeds will be returned to you upon our receipt of your written request.

7.3	(a)	If you fail to deliver vacant possession of the Premises at the end of the Term, you will be deemed to be holding over.

(b)	Without affecting any of our rights or remedies, you must then pay to us, for the period of holding over, double the amount of Rent or double the prevailing market rent (whichever is higher), Service Charge and Usage Charge. There will be no renewal of the Tenancy by operation of law or pursuant to the provisions of the Tenancy.

(c)	During the holding over period, all other terms of the Tenancy remain in effect.

(d)	This Clause will not be construed as our consent for you to hold over for whatever reason.

8	Breaches and Re-entry

8.1	(a)	In the event of a breach of any of Your Obligations, you must immediately make good your default at your own cost and expense.

(b)	If you fail to do so, without affecting any of our other rights or remedies, we are entitled (but not obliged) to carry out any works we consider necessary to make good your default.

(c)	You must pay to us, on demand, the cost of such works.

The enforcement of our rights under this Clause will not affect or diminish our rights elsewhere in the Tenancy.

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Attachment (Part 4): Standard Terms

8.2	We are entitled to re-enter the Premises (or any part of the Premises in the name of the whole) at any time (even if we had previously waived a right of re-entry) and to repossess the Premises, and the Tenancy will immediately determine, if:

(a)	the Rent, Service Charge, Usage Charge, or any other sum payable under the Tenancy remains unpaid in full or in part for 14 days after the due date (whether formally demanded or not);

(b)	you are in breach of any other of Your Obligations and if such breach is capable of remedy, you have failed to remedy the breach within the period stipulated by us;

(c)	any distress or execution is levied on Your Items at the Premises; or

(d)	an Event of Insolvency occurs.

8.3	Re-entry under Clause 8.2 does not affect our rights or remedies in respect of any prior breach of Your Obligations (including the breach in respect of which the re-entry is made).

8.4	The following does not prejudice nor waive our rights or remedies in respect of any breach of Your Obligations:

(a)	any indulgence or extension of time granted by us or any forbearance of any breach of Your Obligations;

(b)	any consent or approval given by us;

(c)	any failure or omission by us to exercise any of our rights under the Tenancy or the Law;

(d)	any receipt or acceptance by us of any payment or part payment of Rent, Service Charge, Usage Charge or other sums payable under the Tenancy; or

(e)	any waiver, express or implied, by us of any other breach of the same or any other obligation.

8.5	This Clause will not oblige us to enforce or impose any provision against you or any other person occupying any premises in the Estate.

9	Indemnity and Exclusions

9.1	You are required to indemnify us from all Loss (excluding wilful misconduct and gross negligence by us or Our Authorised Person) which we may suffer or incur in relation to any of the following:

(a)	the use of the Premises or any other area of the Building or the Estate, by you or Your Authorised Person;

(b)	any occurrence within the Premises; and

(c)	any default of any of Your Obligations.

9.2	We are not liable for:

(a)	any act, omission, default (excluding wilful misconduct and gross negligence) by us or Our Authorised Person relating to the performance of any service provided by us, or the exercise of any of our rights;

(b)	any Loss that may be suffered by you or Your Authorised Person relating to –

(b1)	any interruption (for whatever cause) in the services provided by us;

(b2)	any event beyond our control (including acts of terrorism);

(b3)	any exercise of any of our rights;

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Attachment (Part 4): Standard Terms

(b4)	any subsidence or cracking of the apron/ground/production floor slabs of the Premises, or any other areas of the Estate;

(b5)	any defect, latent or inherent or otherwise, in the Premises or the Estate;

(b6)	any occurrence within the Premises or the Estate;

(b7)	use of the Car-Park; and

(c)	any loss of quiet enjoyment of the Premises in relation to any of the events mentioned in this Clause.

10	Other Conditions

10.1	(a)	We are entitled to assign or novate all our rights and interest and transfer our obligations under the Tenancy (including transfer of the Security Deposit and Reinstatement Deposit (if any)) to another person (“In-coming Landlord”).

(b)	If we do so, you are deemed to have consented to such assignment or novation and will accept the In-coming Landlord as your new landlord and release us from all our obligations under the Tenancy, including our obligation to refund the Security Deposit, the Reinstatement Deposit (if any) and all other sums pursuant to the Tenancy.

(c)	You must execute such document as required by us relating to the assignment or novation.

10.2	(a)	You must perform and observe the express and implied obligations imposed on us in the State/Foreshore Lease entered, or to be entered, into between us and the President of the Republic of Singapore in respect of the Estate (“Head Lease”), unless varied by the provisions of the Tenancy.

(b)	If the Building or Estate is acquired by the State/Government, or the Head Lease is terminated, for whatever reason, the Tenancy shall also terminate immediately and for clarity, no compensation is payable by us. Neither party will then have any claim against the other, except for any accrued rights or remedies which will remain enforceable.

10.3	If there is a public emergency, we are entitled to deny/restrict access to the Premises, the Building and the Estate for so long as we deem necessary.

10.4	Any written notice is sufficiently served on you by leaving it at your registered business address, even if it is returned undelivered. Any written notice to us is sufficiently served by leaving it at our registered address and duly acknowledged by Our Authorised Person. You agree that we can serve legal process on you by electronic mail to your email address last known to us.

10.5	For purpose of the Distress Act 1934, all unpaid Service Charge, Usage Charge, interest, GST and all other sums will be deemed to be rent in arrears and recoverable in the manner provided in the said Act.

10.6	A person who is not a party to the Tenancy has no right under the Contract (Rights of Third Parties) Act 2001 to enforce any of the provisions of the Tenancy.

10.7	If any provision of the Tenancy, at any time, is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions of the Tenancy (insofar as they are severable from such illegal, invalid or unenforceable provisions) will in no way be affected or impaired.

10.8	The Tenancy constitutes the entire agreement between the parties and no variation of the Tenancy will be enforceable unless agreed in writing between us.

10.9	We, and you, agree to consider mediation at the Singapore Mediation Centre (“SMC”) as one of the dispute resolution options for any dispute under the Tenancy. For clarity, there is no default by either party if the dispute is not referred for mediation at SMC before the start of court proceedings.

10.10	The Tenancy is governed by Singapore laws. You irrevocably submit to the exclusive jurisdiction of the Singapore court.

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Attachment (Part 4): Standard Terms

Letter of Acceptance

[On Tenant’s Letterhead]

Date : June 8, 2025

Jurong Town Corporation

Precision Engineering Dept

Aerospacfe & Precision Engrg Cluster

The JTC Summit

8 Jurong Town Hall Road

Singapore 609434

Attention: Ms Kaelyn Ng/ Precision Engineering Dept

Dear Sirs,

ACCEPTANCE OF OFFER FOR TENANCY OF JTC PREMISES AT 10 TAMPINES NORTH DRIVE 4 #01-03 JTC SPACE @ TAMPINES NORTH SINGAPORE 528553 (“PREMISES”)

1.	We refer to your letter of offer dated 27 May 2025 (“Letter”), together with the Attachment, (collectively, the “Offer”) for the tenancy of the Premises and hereby confirm our acceptance of all the terms and conditions of the Offer.

2.	We understand and agree that we will only be able to access, print and download our monthly e-statements through JTC’s Customer Service Portal. We will refer to your Customer Service Portal guidelines available at http://www.jtc.gov.sg for more information.

3.	As required - [insert ✓ for the applicable checkbox]

☐	we confirm that all payments under the Tenancy are to be paid by GIRO from our existing GIRO account 1900003108.

4.	We enclose a copy of the payment advice evidencing full payment of the required amounts set out in Attachment (Part 1) comprised in the Offer.

5.	There is a binding Tenancy between us upon our due acceptance of the Offer in accordance with the Letter.

(EXECUTION PORTION FOR PRIVATE/ PUBLIC LIMITED COMPANIES)

Yours faithfully,

For and on behalf of OTSAW TECHNOLOGY PTE LTD [insert Company’s Name]

/s/ Ling Ting Ming

Signature of authorised signatory

Name of authorised signatory: LING TING MING

Designation: CHIEF EXECUTIVE OFFICER

in the presence of:

/s/ Sachael Teo Si Qi

Name of witness: SACHAEL TEO SI QI

NRIC No.: S9402237A

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